EXHIBIT 99.1

COMPANY CONTACTS:                             INVESTOR RELATIONS:
Universal Power Group, Inc                            Cameron Associates
469-892-1122                                          212-554-5464
Mimi Tan, SVP                                         Amy Glynn, CFA
tanm@upgi.com                                         amy@cameronassoc.com

Roger Tannery, CFO
tanneryr@upgi.com


       UNIVERSAL POWER GROUP REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

                 REVENUES INCREASED 25% AND NET INCOME ROSE 50%

CARROLLTON,  TEXAS -- NOVEMBER 7, 2007 --  Universal  Power Group,  Inc.  (AMEX:
UPG), a leading provider of third-party logistics and supply chain management services and a global distributor of batteries, security products and related portable power products, today announced its financial results for the third quarter and nine months ended September 30, 2007. Net income in the third quarter increased 50.1% to $682,000, compared to $454,400 in the corresponding period last year. Earnings per share was $0.14, compared to $0.15, reflecting a 67% increase in weighted average number of shares outstanding from 3 million in the 2006 period to approximately 5 million in the 2007 period as a result of UPG's December 2006 initial public offering. The increase in net income was partially due to an $89,000 tax refund as a result of tax law changes which contributed to a lower effective tax rate for the third quarter of 2007.

Revenues in the third quarter of 2007 rose 25.3% to $29.8 million, compared to $23.7 million for the third quarter of 2006. Third quarter 2007 revenues from sources other than Brink's Home Security ("Brink's") rose 51.8% to $15.3 million from $10.1 million in the third quarter of 2006. The increase reflects more focused marketing to both existing and new customer accounts, as well as price increases implemented by UPG to offset higher costs of goods sold. Growth in the Company's higher margin battery business was driven 67% by volume and 33% by price increases in the third quarter. Third quarter revenues from Brink's increased to $14.5 million, up 5.8% compared to $13.7 million in the third quarter of 2006.

Gross margin for the third quarter of 2007 narrowed slightly to 14.2%, compared to 14.6% in the comparable period in 2006, as the improvement in product mix and price increases were offset by higher raw material costs. The battery industry continues to experience extreme volatility in certain raw materials such as lead, copper and zinc; prices continued to increase during the third quarter of 2007.

Operating expenses in the third quarter of 2007 increased by $668,000, or 26.4%. Approximately $589,000 of the increase is attributable to costs associated with being a public company. Operating income in the third quarter of 2007 increased by 10.5% to approximately $1.0 million, or 3.5% of revenues, compared to $945,500, or 4.0% of revenues in the third quarter of 2006. Benefiting partially from a tax refund and an effective tax rate of 22.2% in the third quarter of 2007, compared to 40.3% in the comparable period last year, net income grew by 50.1% to $682,000, from $454,400.

For the nine-month period ended September 30, 2007, revenues increased 17.2% to $79.7 million, up from $68.0 million in the comparable prior year period. Operating income rose 27.8% to $3.3 million, up from $2.6 million. Net income increased 52.7% to $1.8 million, or $0.36 per share based on a weighted average of 5 million shares, compared to $1.2 million, or $0.39 per share based on a weighted average of 3 million diluted shares.

As of September 30, 2007, working capital improved to $21.7 million, up from $21.0 million at December 31, 2006. As part of its overall cash management strategy, UPG has reduced the outstanding balance on its line of credit during 2007 by approximately $9 million.

Randy Hardin, President and CEO of UPG, commented, "Our 25% top-line growth in the third quarter, which includes the nearly 52% gain in our non-Brink's business, is a clear indicator that our efforts to further penetrate our existing customer accounts and gain new customers have been successful. We believe that our continued focused on diversifying our revenue base and increasing our focus on higher margin products and services should ultimately lead to margin expansion at UPG. However, in the third quarter, we continued to face unprecedented increases in raw material prices, which adversely impacted our gross margins. We were able to offset a portion of the higher costs through price increases to our customers.

"Growth in sales to Brink's remains below historical levels, but the 5.8% increase in the third quarter marks a modest improvement from the 0% and 2% growth in the first and second quarters of this year, respectively. We are particularly excited about the opportunity we see on the commercial side at Brink's, as expected growth from this market may help to mitigate the impact that the slowdown in residential housing may have on demand for home security systems. Looking out to the balance of the year and into 2008, we believe UPG is solidly positioned for continued market share gains in the battery and third-party logistics industries. In addition to the organic growth that we have been generating, we continue to evaluate acquisition opportunities that could enhance the competitive position of UPG and/or drive additional revenues," he concluded.

UPG UPDATES GUIDANCE FOR 2007

Revenues, operating income and net income have risen 17.2%, 27.8% and 52.7%, respectively, for the nine months ended September 30, 2007, reflecting the ongoing strength in UPG's business and successful execution of its growth strategy. Based on performance through the first nine months of 2007, UPG expects to exceed its original guidance for a 10% increase in revenues and operating income.

CONFERENCE CALL INFORMATION

UPG will hold a conference call to discuss its financial results at 10:00 EST on Thursday, November 8, 2007. Interested parties may access the conference call by dialing 866-356-4123 (domestic) or 617-597-5393 (international), with the passcode 54703903.

The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network at www.earnings.com.

A replay of the teleconference will be made available through December 8, 2007 by calling 888-286-8010 (domestic) or 617-801-6888 (international), with the passcode 17048194.

passcode and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. is a leading provider of third-party logistics and supply chain management services, and a distributor of batteries, security products and related portable power products to various industries. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment, and value-added services such as sourcing, custom battery pack assembly, coordination of battery recycling efforts, custom kitting, and product design and development. UPG's range of product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, cellular and Bluetooth accessories, related portable power products, jump-starters, 12-volt DC accessories, and security products. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Specifically, historical financial results are not necessarily indicative of future performance.

                           UNIVERSAL POWER GROUP, INC.
                            UNAUDITED BALANCE SHEETS

                                     ASSETS

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                         2007           2006
                                                    ------------    -----------

CURRENT ASSETS
  Cash and cash equivalents ......................   $   731,291    $13,036,447
  Accounts receivable:
   Trade, net of allowance for doubtful
     accounts of $114,371 and $114,257 ...........    13,649,828     10,171,055
   Other (including $0 and  $186,617 from
     related parties) ............................       274,566        211,854
  Inventories - finished goods, net of
   allowance for obsolescence of $237,461
   and $200,715 ..................................    25,988,763     22,571,534
  Current deferred tax asset .....................     1,223,426      1,087,163
  Prepaid expenses and other current assets ......       758,223        571,073
                                                     -----------    -----------
   Total current assets ..........................    42,626,097     47,649,126

PROPERTY AND EQUIPMENT
  Logistics and distribution systems .............     1,129,715        349,388
  Machinery and equipment ........................       246,514        246,514
  Furniture and fixtures .........................       314,002        288,457
  Leasehold improvements .........................       251,588        188,691
  Vehicles .......................................       151,598        151,598
                                                     -----------    -----------
                                                       2,093,417      1,224,648
  Less accumulated depreciation and
    amortization .................................      (929,787)      (787,554)
                                                     -----------    -----------

   Net property and equipment ....................     1,163,630        437,094

OTHER ASSETS - net of accumulated
  amortization of $28,125  and $0 ................        94,334         33,073
                                                     -----------    -----------

TOTAL ASSETS .....................................   $43,884,061    $48,119,293
                                                     ===========    ===========

                           UNIVERSAL POWER GROUP, INC.
                      UNAUDITED BALANCE SHEETS (CONTINUED)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                         2007           2006
                                                    ------------    -----------

CURRENT LIABILITIES
  Line of credit .................................   $ 5,242,484    $14,573,595
  Accounts payable ...............................    14,188,235     11,529,002
  Accrued liabilities ............................     1,118,831        540,839
  Current portion of notes payable to ............       365,625             --
    Zunicom, Inc.
  Current portion of capital lease ...............         9,727         18,726
    obligations
  Current portion of deferred rent ...............        47,603         15,423
                                                     -----------    -----------
   Total current liabilities .....................    20,972,505     26,677,585

CAPITAL LEASE OBLIGATIONS, less current
  portion ........................................             0          6,613
NOTES PAYABLE TO ZUNICOM, INC, less current
  portion ........................................     5,484,375      5,850,000
NON-CURRENT DEFERRED TAX LIABILITY ...............        52,438         64,663
DEFERRED RENT, less current portion ..............       206,813        206,975
                                                     -----------    -----------
  Total liabilities ..............................    26,716,131     32,805,836

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
  Common stock - $0.01 par value, 50,000,000
    shares authorized, 5,000,000 shares
    issued and outstanding .......................        50,000         50,000
  Additional paid-in capital .....................    15,334,363     15,263,457
  Retained earnings ..............................     1,783,567             --
                                                     -----------    -----------
   Total shareholders' equity ....................    17,167,930     15,313,457
                                                     -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .......   $43,884,061    $48,119,293
                                                     ===========    ===========

                           UNIVERSAL POWER GROUP, INC.

                         UNAUDITED STATEMENTS OF INCOME

                                                             THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                                        ----------------------------    ----------------------------
                                                            2007            2006            2007            2006
                                                        ------------    ------------    ------------    ------------
Net sales ...........................................   $ 29,788,479    $ 23,772,154    $ 79,731,401    $ 68,016,953
Cost of sales .......................................     25,545,777      20,296,480      67,903,208      58,342,648
                                                        ------------    ------------    ------------    ------------
Gross profit ........................................      4,242,702       3,475,674      11,828,193       9,674,305
Operating expenses (including $0,
  $120,000, $0 and $360,000 to
  Zunicom, Inc.) ....................................      3,198,124       2,530,143       8,534,022       7,096,116
                                                        ------------    ------------    ------------    ------------
Operating income ....................................      1,044,578         945,531       3,294,171       2,578,189
Other income (expense)
  Interest expense (including
    $88,471, $0, $273,107 and $0 to
    Zunicom, Inc.) ..................................       (225,407)       (193,424)       (957,661)       (596,178)
  Interest income ...................................         55,792           9,269         396,083          18,032
                                                        ------------    ------------    ------------    ------------
    Total other expense .............................       (169,615)       (184,155)       (561,578)       (578,146)
                                                        ------------    ------------    ------------    ------------
Income before provision for income
  taxes .............................................        874,963         761,376       2,732,593       2,000,043
Provision for income taxes ..........................       (193,058)       (306,976)       (949,026)       (831,735)
                                                        ------------    ------------    ------------    ------------

Net income ..........................................   $    681,905    $    454,400    $  1,783,567    $  1,168,308
                                                        ============    ============    ============    ============
Net income per share
   Basic ............................................   $       0.14    $       0.15    $       0.36    $       0.39
                                                        ============    ============    ============    ============
   Diluted ..........................................   $       0.14    $       0.15    $       0.36    $       0.39
                                                        ============    ============    ============    ============
Weighted average shares outstanding
   Basic ............................................      5,000,000       3,000,000       5,000,000       3,000,000
                                                        ============    ============    ============    ============
   Diluted ..........................................      5,000,980       3,000,000       5,008,102       3,000,000
                                                        ============    ============    ============    ============

                           UNIVERSAL POWER GROUP, INC.

                       UNAUDITED STATEMENTS OF CASH FLOWS

                                                           NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          2007          2006
                                                       ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income .........................................   $1,783,567    $1,168,308
Adjustments to reconcile net income to net
  cash used in operating activities:
  Depreciation and amortization ....................      170,358       115,215
  Provision for bad debts ..........................       76,130        99,160
  Provision for obsolete inventory .................       90,000       120,000
  Deferred income taxes ............................     (148,488)     (124,843)
  Stock based compensation .........................       70,906            --
Change in operating assets and liabilities:
  Accounts receivable - trade ......................   (3,554,903)   (1,177,510)
  Accounts receivable - other ......................     (249,329)       40,460
  Inventories ......................................   (3,507,229)   (1,771,025)
  Prepaid expenses and other current assets ........     (215,275)      266,157
  Other assets .....................................      (61,261)     (290,479)
  Accounts payable .................................    2,659,233    (1,450,960)
  Accrued liabilities ..............................      577,992       739,402
  Due from Zunicom, Inc. ...........................      186,617       879,167
  Deferred rent ....................................       32,018       (20,137)
                                                       ----------    ----------
Net cash used in operating activities ..............   (2,089,664)   (1,407,085)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment ...............     (868,769)      (83,723)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net activity on line of credit ...................   (9,331,111)    2,360,081
  Payments on capital lease obligations ............      (15,612)      (15,626)
  Payment of dividends to Zunicom, Inc. ............           --      (889,180)
                                                       ----------    ----------
Net cash (used in) provided by  financing
activities .........................................   (9,346,723)    1,455,275
                                                       ----------    ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS. .........  (12,305,156)      (35,533)
Cash and cash equivalents at beginning
  of period ........................................   13,036,447       176,295
                                                       ----------    ----------

Cash and cash equivalents at end of period .........   $  731,291    $  140,762
                                                       ==========    ==========

SUPPLEMENTAL DISCLOSURES
  Interest paid ....................................   $  957,661    $  596,178
                                                       ==========    ==========

  Income taxes paid ................................   $1,061,452    $   72,739
                                                       ==========    ==========

SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES
  Dividends due to Zunicom, Inc. ...................           --    $  344,000
                                                       ==========    ==========